UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2008

PRE-PAID LEGAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	001-9293	73-1016728
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Pre-Paid Way P.O. Box 145 Ada, Oklahoma	74820
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (580) 436-1234

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

See Item 2.03 below.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 5, 2008, Pre-Paid Legal Services, Inc. (“we” or “us”) entered into a loan agreement with Bank of Oklahoma, N.A. for a $10 million unsecured loan repayable in 12 equal monthly principal installments beginning June 30, 2008, together with interest at LIBOR plus 165 basis points. The proceeds of the new loan will be used to purchase our common stock in the open market pursuant to our open market stock purchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRE-PAID LEGAL SERVICES, INC.
By:	/s/ Randy Harp

Randy Harp, Chief Operating Officer

Date: June 6, 2008